SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 18, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 19, 2008, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it held a teleconference on June 18, 2008 with the U.S. Food and Drug Administration (FDA). The purpose of the teleconference was to discuss the Company’s approach to addressing key remaining items identified in the May 1, 2008 Approvable Letter that the Company received from the FDA in connection with its New Drug Application (NDA) for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. The Company indicated its belief that, with the exception of two items, the Company can prepare its formal response to the Approvable Letter using readily available data. To respond to the remaining two items, the FDA has requested that the Company provide additional preclinical data and related information. The Company believes that (a) the activities related to finalizing these two items can be completed in a timeframe that will enable it to file a formal response to the Approvable Letter in September 2008, and (b) the Company’s formal response may potentially be designated by the FDA as a Class 1 resubmission with a target review period of 60 days. The press release, dated June 19, 2008, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Although the Company believes that it will succeed in filing its formal response to the Approvable Letter and in gaining approval of its NDA for Surfaxin for the prevention of RDS in premature infants within the timeline outlined above, the activities involved and the ultimate outcome are subject to a variety of risks and uncertainties, including without limitation that (i) the Company may be unable to generate the additional data requested by the FDA and file its formal response to the Approvable Letter within the timeline indicated above, (ii) the FDA may not be satisfied with the new data and may require the Company to perform further studies or undertake other activities that the Company does not presently contemplate, (iii) the Company may not succeed in adequately addressing other items identified in the Approvable Letter that were not discussed during the teleconference and be unable to gain approval of Surfaxin, if at all, within the timeline indicated above, and (iv) the Company may in the future identify unforeseen problems that have not yet been discovered. Any failure to provide information requested by the FDA or to adequately address in the Company’s formal response to the Approvable Letter the items raised in the Approvable Letter could significantly delay, or preclude outright, gaining approval of Surfaxin, which would have a material adverse effect on its business and could potentially prevent the approval of the Company’s other products.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 19, 2008

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: June 23, 2008